EXHIBIT 99.1

Kona Grill, Inc. Reports Second Quarter Results

SCOTTSDALE, Ariz., July 27, 2010 (GLOBE NEWSWIRE) -- Kona Grill, Inc. (Nasdaq:KONA), an American grill and sushi bar, today reported results for its second quarter ended June 30, 2010.

Second Quarter 2010 Highlights Include:

  Restaurant sales increased 5.7% to $22.7 million
  Same-store sales decreased 0.3%
  Restaurant operating profit margin of 16.3%
  Net income of $0.3 million, or $0.03 per share

"Top-line results met the high end of our sales guidance for the period, while we exceeded our own bottom-line expectations with our first profitable quarter in almost three years. We are excited by the positive response to our various marketing efforts in encouraging trial and building a loyal guest base. We continue to forge ahead in building the foundation for the long-term success of Kona Grill, however, given current economic headlines, we remain cautious with regards to our near-term outlook," said Marc Buehler, Chief Executive Officer of Kona Grill.

Second Quarter 2010 Financial Results

Restaurant sales increased 5.7% to $22.7 million from $21.5 million during the same quarter last year. The increase in restaurant sales during the second quarter reflects additional revenue from two restaurants opened since September 2009. Same-store sales decreased 0.3% during the second quarter of 2010 compared to a decrease of 9.5% in the prior year period.

Average weekly sales for the 18 restaurants in the comparable base were $77,866 during the second quarter of 2010, compared to $78,107 in the prior year period. Average weekly sales for restaurants not in the comparable base were $58,801 during the second quarter of 2010 versus $69,190 last year.

Net income was $0.3 million, or $0.03 per share, including $0.2 million or $0.02 per share in legal and professional fees associated with the contested proxy solicitation.  This compares to net loss of $0.2 million, or $0.03 per share, for the same period last year.

Financial Guidance

For the third quarter of 2010, the Company forecasts restaurant sales of $20.5 million to $21.5 million and a net loss of $0.5 million to $1.0 million, or $0.05 to $0.11 per share.  The Company anticipates opening one new restaurant in Baltimore, MD in the fall of 2010.

Conference Call

The Company will host a conference call to discuss second quarter 2010 financial results today at 5:00 PM ET. The call will be webcast live from the Company's website at www.konagrill.com under the investor relations section.  Listeners may also access the call by dialing 1-888-395-3241 or 1-719-457-1506 for international callers. A replay of the call will be available until Tuesday, August 3, 2010, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 4233307.

About Kona Grill

Kona Grill features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 24 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 15 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa, West Palm Beach); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, Sugar Land, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com

Forward-Looking Statements

The financial guidance we provide for our third quarter 2010 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as "may," "will," "anticipates," "expects," "believes," "intends," "should," or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets	$ 4,587	$ 10,105
Other assets	655	668
Property and equipment, net	37,788	39,190
Total assets	$ 43,030	$ 49,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$ 8,807	$ 15,159
Long-term obligations	16,627	16,821
Stockholders' equity	17,596	17,983
Total liabilities and stockholders' equity	$ 43,030	$ 49,963

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Restaurant sales	$ 22,686	$ 21,468	$ 43,738	$ 40,923
Costs and expenses:
Cost of sales	6,014	5,461	11,589	10,558
Labor	7,782	7,269	15,365	14,018
Occupancy	1,769	1,536	3,550	3,056
Restaurant operating expenses	3,418	3,242	6,874	6,272
General and administrative	1,873	2,661	4,010	4,548
Preopening expense	119	352	127	852
Depreciation and amortization	1,395	1,812	2,794	3,553
Total costs and expenses	22,370	22,333	44,309	42,857
Income (loss) from operations	316	(865)	(571)	(1,934)
Nonoperating income (expense):
Interest income and other, net	29	77	51	125
Interest expense	(73)	(99)	(115)	(131)
Income (loss) from continuing operations before provision for income taxes	272	(887)	(635)	(1,940)
Provision for income taxes	10	30	10	60
Income (loss) from continuing operations	262	(917)	(645)	(2,000)
Gain from discontinued operations, net of tax	--	703	--	690
Net income (loss)	$ 262	$ (214)	$ (645)	$ (1,310)

Net income (loss) per share - basic and diluted(a):
Continuing operations	$ 0.03	$ (0.11)	$ (0.07)	$ (0.25)
Discontinued operations	--	0.08	--	0.09
Net income (loss)	$ 0.03	$ (0.03)	$ (0.07)	$ (0.16)

Weighted average shares used in computation(a):
Basic	9,165	8,278	9,160	8,147
Diluted	9,265	8,278	9,160	8,147
___________
(a) For the purpose of computing the basic and diluted number of shares, we adjusted the number of common shares outstanding prior to June 9, 2009 by a factor of 1.2309 to reflect the impact of a bonus element associated with our rights offering of common stock issued to stockholders on June 9, 2009 (the date that the common stock was issued in conjunction with the stockholders' rights offering).

Reconciliation of net income (loss) excluding special charges (1)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income (loss)	$ 262	$ (214)	$ (645)	$ (1,310)
Special charges included in general and administrative	157	911	451	911
Gain from discontinued operations, net of tax	--	(703)	--	(690)
Net income (loss) excluding special charges	$ 419	$ (6)	$ (194)	$ (1,089)

Diluted net income (loss) per share	$ 0.03	$ (0.03)	$ (0.07)	$ (0.16)
Special charges included in general and administrative	0.02	0.11	0.05	0.11
Gain from discontinued operations, net of tax	--	(0.08)	--	(0.09)
Diluted net income (loss) per share excluding special charges	$ 0.05	$ (0.00)	$ (0.02)	$ (0.14)

(1) The Company believes excluding special charges from its financial results is a useful measure to its investors as it provides a clearer perspective of the Company's ongoing operating performance and a more relevant comparison to prior period results.

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Restaurant sales	$ 22,686	$ 21,468	$ 43,738	$ 40,923
Costs and expenses:
Cost of sales	6,014	5,461	11,589	10,558
Labor	7,782	7,269	15,365	14,018
Occupancy	1,769	1,536	3,550	3,056
Restaurant operating expenses	3,418	3,242	6,874	6,272
Restaurant operating profit	3,703	3,960	6,360	7,019
Deduct - other costs and expenses:
General and administrative	1,873	2,661	4,010	4,548
Preopening expense	119	352	127	852
Depreciation and amortization	1,395	1,812	2,794	3,553
Income (loss) from operations	$ 316	$ (865)	$ (571)	$ (1,934)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	26.5	25.4	26.5	25.8
Labor	34.3	33.9	35.1	34.3
Occupancy	7.8	7.2	8.1	7.5
Restaurant operating expenses	15.1	15.1	15.7	15.3
Restaurant operating profit	16.3	18.4	14.6	17.2
Deduct - other costs and expenses:
General and administrative	8.3	12.4	9.2	11.1
Preopening expense	0.5	1.6	0.3	2.1
Depreciation and amortization	6.1	8.4	6.4	8.7
Income (loss) from operations	1.4%	(4.0)%	(1.3)%	(4.7)%

Certain amounts do not sum to total due to rounding.

CONTACT: ICR
         Raphael Gross
         203.682.8253